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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

As of March 23, 1998, the following is a list of the parent (Registrant) and its subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof.

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                                                     State or Country         Number
                                                     of Incorporation         of
      Name of Company                                or Organization          Parent
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
 1    EG&G, Inc.                                     Massachusetts            N/A
 2    EG&G Alabama, Inc.                             Alabama                  1
 3    EG&G Astrophysics                              California               1
 4    EG&G ATP GmbH                                  Germany                  19 (80%)
 5    EG&G ATP GmbH & Co. Automotive                 Germany                  19 (80%)
        Testing Papenburg KG
 6    EG&G Automotive Research, Inc.                 Texas                    20
 7    EG&G California, Inc.                          California               1
 8    EG&G Benelux BV.                               Netherlands              20 (77%) 1 (23%)
 9    EG&G Canada Investments, Inc.                  Canada                   87
10    EG&G Canada Limited                            Canada                   1 (10%) 30 (43.5%) 40 (46.5%)
11    EG&G Defense Materials, Inc.                   Utah                     1
12    EG&G do Brasil Ltda.                           Brazil                   20 (95%) 86 (5%)
13    EG&G E.C.                                      Bahrain                  20
14    EG&G Emissions Testing Services, Inc.          Virginia                 1
15    EG&G Energy Measurements, Inc.                 Nevada                   1
16    EG&G Environmental, Inc.                       Delaware                 1
17    EG&G Exporters Ltd.                            U.S. Virgin Islands      20
18    EG&G Florida, Inc.                             Florida                  1
19    EG&G GmbH                                      Germany                  20
20    EG&G Holdings, Inc.                            Massachusetts            1 (89%) 25 (6%) 69 (5%)
21    EG&G Hong Kong Ltd.                            Delaware                 1
22    EG&G IC Sensors, Inc.                          California               1
23    EG&G Idaho, Inc.                               Idaho                    20
24    EG&G Information Technologies, Inc.            California               1
25    EG&G Instruments, Inc.                         Delaware                 20
26    EG&G Instruments International Ltd.            Cayman Islands           28
27    EG&G Instruments GmbH                          Germany                  1
28    EG&G International, Ltd.                       Cayman Islands           20
29    EG&G Japan, Inc.                               Delaware                 20
30    EG&G Judson Infrared, Inc.                     Pennsylvania             1
31    EG&G KT Aerofab, Inc.                          California               20
32    EG&G Langley, Inc.                             Virginia                 17
33    EG&G Ltd.                                      United Kingdom           20 (80.9%) 3 (19.1%)
34    EG&G Management Services of San                Texas                    20
        Antonio, Inc.
35    EG&G Management Systems, Inc.                  New Mexico               1
36    EG&G Missouri Metal Shaping Company            Missouri                 20
37    EG&G Mound Applied Technologies, Inc.          Ohio                     1
38    EG&G Omni, Inc.                                Philippines              20
39    EG&G Power Systems, Inc.                       California               1
40    EG&G Pressure Science Incorporated             Maryland                 20
41    EG&G Rocky Flats, Inc.                         Colorado                 1
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                                                        State or Country         Number
                                                        of Incorporation         of
      Name of Company                                   or Organization          Parent
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
42    EG&G Sealol Eagle, Inc.                           Delaware                 44 (51%)
43    EG&G Sealol Ltd. (Sealol Egypt)                   Egypt                    20 (22%) 28 (78%)
44    EG&G Sealol, Inc.                                 Delaware                 20
45    EG&G Singapore Pte Ltd.                           Singapore                28
46    EG&G Special Projects, Inc.                       Nevada                   1
47    EG&G Star City, Inc.                              Ohio                     1
48    EG&G S.A.                                         France                   28
49    EG&G SpA                                          Italy                    20
50    EG&G Technical Services of West Virginia, Inc.    West Virginia            1
51    EG&G Vactec Philippines, Ltd.                     Cayman Islands           28
52    EG&G Ventures, Inc.                               Massachusetts            1
53    EG&G Watertown, Inc.                              Massachusetts            20
54    Antarctic Support Associates (Partnership)        Colorado                 1 (40%)
55    Benelux Analytical Instruments S.A.               Belgium                  1 (92.3%)
56    Berthold Analytical Instruments, Inc.             Delaware                 1
57    Berthold A.G.                                     Switzerland              20
58    Berthold France S.A.                              France                   48
59    Biozone Oy                                        Finland                  84
60    B.A.I. GmbH                                       Austria                  20
61    Eagle EG&G Aerospace Co. Ltd.                     Japan                    1 (49%)
62    EC III, Inc.                                      New Mexico               1 (50%)
63    Heimann Optoelectronics GmbH                      Germany                  65
64    Heimann Shenzhen Optoelectronics Co. Ltd.         China                    63 (60%) 28 (30%)
65    Berthold GmbH & Co. KG                            Germany                  19 (58.0%) 27 (2.3%) 6 (39.7%)
66    NOK EG&G Optoelectronics Corporation              Japan                    1 (49%)
67    Pribori Oy                                        Finland                  84
68    PT EG&G Heimann Optoelectronics                   Indonesia                20
69    Reticon Corporation                               California               1
70    Reynolds Electrical & Engineering Co., Inc.       Texas                    1
71    Science Support Corporation                       Delaware                 1
72    Sealol Hindustan Limited                          India                    44 (20%)
73    Sealol S.A.                                       Venezuela                44
74    Seiko EG&G Co. Ltd.                               Japan                    1 (49%)
75    Shanghai EG&G Reticon Optoelectronics             China                    69 (50%)
        Co. Ltd.
76    Societe Civile Immobiliere                        France                   1 (82.5%) 56 (17.5%)
77    The Launch Support Company, L.C.                  Florida                  18
78    Vactec, Inc.                                      Missouri                 1
79    WALLAC ADL AG                                     Switzerland              80 (80%)
80    WALLAC ADL Gmbh                                   Germany                  82 (52%)
81    WALLAC A/S                                        Denmark                  84
82    WALLAC Holding GmbH                               Germany                  19
83    WALLAC Norge AS                                   Norway                   84
84    WALLAC Oy                                         Finland                  20
85    WALLAC Sverige AB                                 Sweden                   84
86    WALLAC, Inc.                                      Maryland                 1
87    Wellesley B.V.                                    Netherlands              89
88    Wellesley International, C.V.                     Netherlands              20 (99%) 1 (1%)
89    Wickford N.V.                                     Netherlands Antillies    28
90    Wright Components, Inc.                           New York                 20
91    ZAO Pribori                                       Russia                   67
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